Exhibit 99.1

Wintrust Financial Corporation

727 North Bank Lane, Lake Forest, Illinois 60045

FOR IMMEDIATE RELEASE
September 30, 2004

FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President/CEO – Wintrust Financial Corporation, (847) 615-4096
David A. Dykstra, COO – Wintrust Financial Corporation, (847) 615-4096
Blair K. Robinson, President – Northview Financial Corporation, (847) 446-0245
Wintrust Website address: www.wintrust.com

WINTRUST FINANCIAL CORPORATION ANNOUNCES CLOSING OF
ACQUISITION OF NORTHVIEW FINANCIAL CORPORATION

     LAKE FOREST, ILLINOIS – Wintrust Financial Corporation (“Wintrust”) (Nasdaq: WTFC) today announced the completion of its previously announced acquisition of 100% of the ownership interest of Northview Financial Corporation (“Northview”). Northview is the parent company of Northview Bank and Trust (“Northview Bank”), with locations in Northfield, Mundelein and Wheaton, Illinois, and Northview Mortgage, LLC. Northview Bank began operations as a de novo bank in 1993 and as of June 30, 2004 had total assets of approximately $344 million.

     Edward J. Wehmer, President and CEO of Wintrust, and Blair K. Robinson, Northview’s President and CEO, indicated that “This transaction is a great fit for both companies. Both of our companies began as a de novo bank and each shares a commitment to community banking and customer service.”

     Mr. Wehmer added: “The merger helps fulfill Wintrust’s plans to continue expansion into desirable suburban Chicago metropolitan communities. The communities that Northview Bank serves are complementary to the other markets that Wintrust serves. We look forward to providing Northview Bank and their customers with enhanced lending capacity and wealth management products through our Wayne Hummer Companies.”

     Mr. Robinson emphasized that by joining forces with Wintrust, Northview Bank’s customers will not only retain very high levels of customer service but will also gain access to a wider range of products and services through the strength Wintrust can offer. “We clearly see benefits for our customers and employees and, since announcing the transaction, we have become even more convinced about the excellent fit of this merger for our two companies,” he said.

Terms of the Transaction

     Under the terms of the merger agreement, each share of Northview common stock outstanding was converted into the right to receive 2.865 shares of Wintrust’s common stock and $123.75 in cash. At the closing, Northview had outstanding 165,880 shares of common stock and in-the-money options to acquire approximately 10,850 shares of common stock at an average exercise price of $98.53. The shares issued in the transaction have been registered under the Securities Act of 1933. The consummation of the transaction is not expected to have a material impact on Wintrust’s 2004 earnings per share.

About Wintrust

     Wintrust is a $5.3 billion asset financial holding company whose common stock is traded on the Nasdaq Stock Market® (Nasdaq: WTFC). In addition to the Northview merger, it has ten suburban Chicago community bank subsidiaries, each of which was founded as a de novo bank since December 1991, that are located primarily in high income retail markets — Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Advantage National Bank in Elk Grove Village, Village Bank & Trust in Arlington Heights and Beverly Bank & Trust Company in Chicago. The banks also operate facilities in Buffalo Grove, Cary, Chicago, Clarendon Hills, Glencoe, Gurnee, Highland Park, Highwood, Hoffman Estates, Lake Bluff, Lake Villa, McHenry, Prospect Heights, Ravinia, Riverside, Roselle, Skokie, Wauconda, Western Springs and Winnetka, Illinois.

     Additionally, the Company operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. WestAmerica Mortgage Company engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices. Guardian Real Estate Services, Inc. of Oakbrook Terrace provides document preparation and other loan closing services to WestAmerica Mortgage Company and its mortgage broker affiliates. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients located primarily in the Midwest. Focused Investments LLC is a broker-dealer that provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Wayne Hummer Asset Management Company provides money management services and advisory services to individual accounts as well as the Wayne Hummer Companies’ proprietary mutual funds. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.

     Currently, including the Northview locations, Wintrust operates a total of 46 banking offices and is in the process of constructing several additional branch facilities. All of the Company’s banking subsidiaries are locally managed with large local boards of directors. Wintrust Financial Corporation has been one of the fastest growing bank groups in Illinois.

Forward-Looking Information

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the acquisition of Northview Financial Corporation and integration of Northview Financial Corporation with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related origination of loan products, unforeseen delays in completing the transaction, slower than anticipated development and growth of Northview Financial Corporation’s business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, unforeseen changes in the banking industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.

Additional Information

Wintrust has filed a registration statement with the Securities and Exchange Commission in connection with its previously announced proposed acquisition of Town Bankshares, Ltd. (“Town Bankshares”) in a merger transaction consisting of consideration of stock and cash. The registration statement includes a proxy statement/prospectus, seeking approval of the proposed transaction by the shareholders of Town Bankshares. Shareholders of Town Bankshares are advised to read the important information concerning the proposed transaction contained in the proxy statement/prospectus and other documents filed by Wintrust with the Securities and Exchange Commission. Copies of the proxy statement/prospectus relating to the proposed Town Bankshares acquisition have been mailed to shareholders of Town Bankshares. These documents can also be obtained free of charge from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov or upon written request to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or, for Town Bankshares shareholders, upon written request to Town Bankshares, Ltd., Attn: Investor Relations, 400 Genesee Street, Delafield, Wisconsin 53018 or by calling (262) 646-6888.

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